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                                                                    EXHIBIT 21.1

                                SUBSIDIARIES OF
                        ARDEN REALTY LIMITED PARTNERSHIP

NAME                                                               JURISDICTIONS
----                                                               -------------

Activity Business Center Limited Partnership                            Delaware

Arden Realty Finance III, LLC                                           Delaware

Arden Realty Finance IV, LLC                                            Delaware

Arden Realty Finance V, LLC                                             Delaware

Arden Realty Finance VI, LLC                                            Delaware

Arden Realty Finance Partnership, L.P.                                California

145 South Fairfax, LLC                                                California

Westwood Center*                                                      California


*Westwood Center is a limited partnership.